SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                   -------------------------------------------

                          AMENDMENT NO. 2 ON FORM 8-K/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                  May 22, 1997
                    ________________________________________

                              THERMO FIBERTEK INC.
             (Exact name of Registrant as specified in its charter)


    Delaware                        1-11406                        52-1762325
    (State or other               (Commission                (I.R.S. Employer
    jurisdiction of               File Number)         Identification Number)
    incorporation or
    organization)

    81 Wyman Street, P.O. Box 9046
    Waltham, Massachusetts                                         02254-9046
    (Address of principal executive offices)                       (Zip Code)

                                                               (617) 622-1000
                                               (Registrant's telephone number
                                                         including area code)
PAGE

                                                                   FORM 8-K/A


    Item 2. Acquisition or Disposition of Assets

        On May 22, 1997, Thermo Fibertek Inc. (the "Company") acquired the stock-preparation business (the "Stock-preparation Business") of the Black Clawson Company and Subsidiaries ("Black Clawson") for $107,750,000 in cash. The purchase price is subject to a post-closing adjustment equal to the amount by which the net tangible assets of the Stock-preparation Business as of the closing date are greater or less than, as the case may be, certain target amounts set forth in the Asset Purchase Agreement dated as of May 22, 1997 between the Company, and certain of its affiliates, and Black Clawson, and certain of its affiliates (the "Agreement"). The purchase price includes $3.9 million in cash held in escrow by a third party for the subsequent acquisition of Black Clawson's French subsidiary. The Company has entered into a definitive agreement to acquire the French subsidiary and the parties to the agreement have taken all actions required to effect such acquisition except for certain procedural matters in France related to the transfer of the consideration for the business. Because these remaining matters are within the control of the Company, the financial statements filed with this Form 8-K/A include the French subsidiary. Such matters are expected to be completed in August 1997.

        The purchase price was based upon the Company's determination of the fair value of the Stock-preparation Business, and the terms of the Agreement were determined by arms-length negotiation among the parties. To finance the acquisition, the Company borrowed $110 million from Thermo Electron Corporation ("Thermo Electron"), the Company's majority stockholder. The indebtedness to Thermo Electron bears interest at a rate equal to the 90-day Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter, and is due January 5, 1999. The note was repaid in July 1997 with the net proceeds from the sale of $153 million principal amount of 4 1/2% subordinated convertible debentures due 2004.

        The Company has no present intention to use the plant, equipment or other physical property acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the Stock-preparation Business and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel. After completion of this review, the Company may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to the Stock-preparation Business.




                                        2PAGE

                                                                   FORM 8-K/A


    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (a) Consolidated Financial Statements of Business Acquired

                Attached hereto.




























                                        3PAGE

      STOCK-PREPARATION BUSINESS OF BLACK CLAWSON COMPANY AND SUBSIDIARIES

                        Consolidated Financial Statements
                   For the Years Ended March 31, 1997 and 1996































                                        1PAGE

                    Report of Independent Public Accountants


    To the Board of Directors of Black Clawson Company and Subsidiaries:

        We have audited the accompanying consolidated balance sheet of the stock-preparation business of Black Clawson Company and Subsidiaries (collectively referred to as the Company) as of March 31, 1997 and 1996, and the related consolidated statements of income, shareholders' investment, and cash flows for each of the two years in the period ended March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the stock-preparation business of Black Clawson Company and Subsidiaries as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the two years in the period ended March 31, 1997, in conformity with generally accepted accounting principles.



                                                Arthur Andersen LLP



    Boston, Massachusetts
    August 4, 1997









                                        2PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Consolidated Statement of Income


                                                        Year Ended March 31,
                                                        --------------------
    (In thousands)                                           1997       1996
    ------------------------------------------------------------------------
    Revenues                                             $ 98,427   $103,728
                                                         --------   --------
    Costs and Operating Expenses:
      Cost of revenues                                     71,720     77,568
      Selling, general, and administrative
        expenses (Note 5)                                  22,383     20,327
      Research and development expenses                     2,109      2,116
                                                         --------   --------
                                                           96,212    100,011
                                                         --------   --------

    Operating Income                                        2,215      3,717

    Interest Income                                           125         83
    Interest Expense                                         (251)      (340)
    Other Income, Net                                         292        247
                                                         --------   --------
    Income Before Provision for Income Taxes                2,381      3,707
    Provision for Income Taxes (Note 3)                       863      1,520
                                                         --------   --------
    Net Income                                           $  1,518   $  2,187
                                                         ========   ========


    The accompanying notes are an integral part of these consolidated financial statements.







                                        3PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Consolidated Balance Sheet


                                                        March 31, March 31,
    (In thousands)                                           1997      1996
    ------------------------------------------------------------------------
    Assets
    Current Assets:
      Cash                                               $    695  $  1,896
      Accounts receivable, less allowances of
        $1,462 and $1,157                                  19,686    21,183
      Unbilled contract costs and fees                      3,536       264
      Inventories                                          13,082    13,339
      Prepaid income taxes (Note 3)                         2,084     1,766
      Other current assets                                    702       799
                                                         --------  --------
                                                           39,785    39,247
                                                         --------  --------
    Property, Plant, and Equipment, at Cost, Net            5,048     5,235
                                                         --------  --------
    Other Assets                                              840     1,678
                                                         --------  --------
                                                         $ 45,673  $ 46,160
                                                         ========  ========

    Liabilities and Shareholder's Investment
    Current Liabilities:
      Current maturities of long-term obligations
        (Note 4)                                         $  1,051  $  1,329
      Accounts payable                                     14,979    20,044
      Accrued payroll and employee benefits                 1,038     1,140
      Billings in excess of contract costs and fees           676       787
      Customer deposits                                     3,353     3,204
      Accrued warranty costs                                1,447     1,835
      Other accrued expenses                                2,650     3,582
                                                         --------  --------
                                                           25,194    31,921
                                                         --------  --------
    Deferred Income Taxes and Other Deferred
      Items (Note 3)                                          652       584
                                                         --------  --------
    Long-term Obligations (Note 4)                          3,445     4,773
                                                         --------  --------
    Commitments (Note 6)

    Shareholder's Investment (Note 9):
      Parent company investment                            15,733     9,076
      Cumulative translation adjustment                       649      (194)
                                                         --------  --------
                                                           16,382     8,882
                                                         --------  --------
                                                         $ 45,673  $ 46,160
                                                         ========  ========

    The accompanying notes are an integral part of these consolidated financial statements.
                                        4PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Consolidated Statement of Cash Flows

                                                       Year Ended March 31,
                                                       --------------------
    (In thousands)                                          1997      1996
    -----------------------------------------------------------------------
    Operating Activities:
      Net income                                        $  1,518  $  2,187
      Adjustments to reconcile net
        income to net cash provided
        by (used in) operating activities:
          Depreciation and amortization                    1,008       853
          Provision for losses on
            accounts receivable                              305       768
          Deferred income tax benefit                       (162)     (196)
          Other noncash items                                250       285
          Changes in current accounts:
              Accounts receivable                          1,719    (6,523)
              Inventories and unbilled
                contract costs and fees                   (2,604)   (1,258)
              Other current assets                          (219)     (634)
              Accounts payable                            (5,116)    8,452
              Other current liabilities                   (1,676)    4,356
                                                        --------  --------
    Net cash provided by (used in) operating
      activities                                          (4,977)    8,290
                                                        --------  --------
    Investing Activities:
      Purchases of property, plant, and
        equipment                                           (748)   (1,521)
      Other                                                  644       245
                                                        --------  --------
    Net cash used in investing activities                   (104)   (1,276)
                                                        --------  --------
    Financing Activities:
      Transfers from (to) parent company                   5,139    (2,493)
      Repayment of long-term obligations                  (1,082)   (2,809)
                                                        --------  --------
    Net cash provided by (used in) financing
      activities                                           4,057    (5,302)
                                                        --------  --------
    Exchange Rate Effect on Cash                            (177)      156
                                                        --------  --------
    Increase (Decrease) in Cash                           (1,201)    1,868
    Cash at Beginning of Year                              1,896        28
                                                        --------  --------
    Cash at End of Year                                 $    695  $  1,896
                                                        ========  ========
    Cash Paid For:
      Interest                                          $     45  $     97
      Income taxes                                      $  1,054  $  1,686

    The accompanying notes are an integral part of these consolidated financial statements.

                                        5PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Consolidated Statement of Shareholder's Investment



                                                       Year Ended March 31,
                                                       --------------------
    (In thousands)                                         1997        1996
    -----------------------------------------------------------------------
    Net Parent Company Investment
      Balance at beginning of year                      $ 9,076     $ 9,382
      Net income                                          1,518       2,187
      Transfers from (to) parent company                  5,139      (2,493)
                                                        -------     -------
      Balance at end of year                             15,733       9,076
                                                        -------     -------
    Cumulative Translation Adjustment
      Balance at beginning of year                         (194)          -
      Translation adjustment                                843        (194)
                                                        -------     -------
      Balance at end of year                                649        (194)
                                                        -------     -------
    Total Shareholder's Investment                      $16,382     $ 8,882
                                                        =======     =======


    The accompanying notes are an integral part of these consolidated financial statements.














                                        6PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


    1.  Nature of Operations and Summary of Significant Accounting Policies

    Basis of Presentation and Nature of Operations
        The Stock-preparation Business (the Company) consisted of four wholly owned subsidiaries and one division of the Black Clawson Company and Subsidiaries (Black Clawson). The Company's principal products include recycling equipment used in processing fiber for the manufacture of "brown paper" such as that used for corrugated boxes.
        On May 22, 1997, Thermo Fibertek Inc. (Thermo Fibertek), an 86%-owned subsidiary of Thermo Electron Corporation (Thermo Electron), purchased the assets, subject to certain liabilities, of the Company for $107.8 million in cash, subject to a post-closing adjustment (Note 9). The purchase price includes $3.9 million in cash held in escrow by a third party for the subsequent acquisition of Black Clawson's French subsidiary. The Company has entered into a definitive agreement to acquire the French subsidiary and the parties to the agreement have taken all actions required to effect such acquisition except for certain procedural matters in France related to the transfer of the consideration for the business. Because these remaining matters are within the control of the Company, the financial statements filed with this Form 8-K/A include the French subsidiary. Such matters are expected to be completed in August 1997.

    Principles of Consolidation
        The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

    Fiscal Year
        The Company's fiscal year end is March 31. References to 1997 and 1996 are for the fiscal years ended March 31, 1997 and 1996. The Company's European operations, which include operations in the United Kingdom and France, have fiscal years ending on December 31 to allow for sufficient time for the Company to receive financial statements.









                                        7PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


     1. Nature of Operations and Summary of Significant Accounting Policies (continued)

    Revenue Recognition
        The Company generally recognizes revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty costs at the time of shipment. Revenues and profits on long-term contracts are recognized using the percentage-of-completion method. Revenues recorded under the percentage-of-completion method were $30,792,000 in 1997 and $32,571,000 in 1996. The percentage of completion is determined by relating the actual costs incurred to date to management's estimate of total costs to be incurred on each contract. If a loss is indicated on any contract in process, a provision is made currently for the entire loss. The Company's contracts generally provide for billing of customers upon the attainment of certain milestones specified in each contract. Revenues earned on contracts in process in excess of billings are classified as unbilled contract costs and fees, and amounts billed in excess of revenues are classified as billings in excess of contract costs and fees in the accompanying balance sheet. There are no significant amounts included in the accompanying balance sheet that are not expected to be recovered from existing contracts at one year, including amounts that are billed but not paid under retainage provisions.

    Income Taxes
        The Company's domestic operations are included in the consolidated income tax returns filed by Black Clawson.
        In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

    Inventories
        Work-in-process inventory is stated on a first-in, first-out basis, which approximates actual cost, and is not in excess of market. All other inventories are stated at the lower of average cost or market value and include materials, labor, and manufacturing overhead. The components of inventories are as follows:

    (In thousands)                                           1997      1996
    -----------------------------------------------------------------------
    Raw materials and supplies                            $ 2,024   $ 2,471
    Work in process                                         4,190     4,760
    Finished goods                                          6,868     6,108
                                                          -------   -------
                                                          $13,082   $13,339
                                                          =======   =======


                                        8PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


     1. Nature of Operations and Summary of Significant Accounting Policies (continued)

    Property, Plant, and Equipment
        The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line and declining balance methods over the estimated useful lives of the property as follows: buildings, 15 to 30 years; machinery and equipment, 3 to 10 years; and drawings and patterns, 5 to 7 years. Property, plant, and equipment consists of the following:

    (In thousands)                                           1997     1996
    ----------------------------------------------------------------------
    Land and buildings                                    $ 3,671  $ 3,773
    Machinery and equipment                                 8,507    7,965
    Drawings and patterns                                   1,988    1,190
    Construction in progress                                    -      815
                                                          -------  -------
                                                           14,166   13,743
    Less: Accumulated depreciation and amortization         9,118    8,508
                                                          -------  -------
                                                          $ 5,048  $ 5,235
                                                          =======  =======
    Other Assets
        Other assets in the accompanying balance sheet includes the cost of patents that are amortized using the straight-line method over an estimated useful life of 10 years. These assets were $523,000 and $685,000, net of accumulated amortization of $1,383,000 and $1,256,000, at year-end 1997 and 1996, respectively.

    Foreign Currency
        All assets and liabilities of the Company's foreign subsidiaries are translated at year-end exchange rates, and revenues and expenses are translated at average exchange rates for the year, in accordance with SFAS No. 52, "Foreign Currency Translation." Resulting translation adjustments are reflected as a separate component of shareholder's investment titled "Cumulative translation adjustment." Foreign currency transaction gains and losses are included in the accompanying statement of income and are not material for the two years presented.

    Use of Estimates
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                        9PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements



    2.  Employee Benefit Plans

    Defined Benefit Pension Plan and Postretirement Benefit Plan
         The Company participates in a Black Clawson-sponsored defined benefit retirement plan covering substantially all non-union employees. Additionally, substantially all union employees are covered either by one of these plans or a plan not controlled or administered by Black Clawson or the Company. Benefits are based on years of service and average final compensation. For these plans, the Company was charged $363,000 and $349,000 in 1997 and 1996, respectively.

         In addition, the Company participates in a domestic postretirement benefit plan of Black Clawson that provides postretirement medical and other retirement benefits to current retirees and their spouses, as well as certain current full time employees and their spouses upon their retirement. In most cases, employees must have at least 10 years of service prior to retirement in order to be eligible to participate in the plan at age 65. In addition to medical coverage, the plan provides dental, vision, and drug benefits as well as life insurance to a small group of retirees. The plan provides the retiree and spouse with a fixed sum of money per month with which to purchase postretirement medical insurance. For this plan, the Company was charged $389,000 and $419,000 in 1997 and 1996, respectively.













                                       10PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


    3.  Income Taxes

        The components of income before provision for income taxes in the accompanying statement of income are as follows:

    (In thousands)                                         1997       1996
    ----------------------------------------------------------------------
    Domestic                                             $ (841)    $2,186
    Foreign                                               3,222      1,521
                                                         ------     ------
                                                         $2,381     $3,707
                                                         ======     ======

        The components of the provision for income taxes in the accompanying statement of income are as follows:

    (In thousands)                                          1997      1996
    ----------------------------------------------------------------------
    Currently payable (receivable):
      Federal                                             $ (129)   $  911
      Foreign                                              1,110       424
      State                                                   44       381
                                                          ------    ------
                                                           1,025     1,716
                                                          ------    ------
    Prepaid, net:
      Federal                                               (126)     (152)
      State                                                  (36)      (44)
                                                          ------    ------
                                                            (162)     (196)
                                                          ------    ------
                                                          $  863    $1,520
                                                          ======    ======

        The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:

    (In thousands)                                          1997      1996
    ----------------------------------------------------------------------
    Provision for income taxes at
      statutory rate                                      $  810    $1,260
    Increases resulting from:
      State income taxes, net of federal tax                   5       222
      Foreign tax rate differential                           14         3
      Nondeductible expenses                                  34        35
                                                          ------    ------
                                                          $  863    $1,520
                                                          ======    ======



                                       11PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


    3.  Income Taxes (continued)

        Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

    (In thousands)                                          1997      1996
    ----------------------------------------------------------------------
    Prepaid income taxes:
      Reserves and accruals                               $  433    $  531
      Inventory reserves and basis difference              1,555     1,136
      Accrued compensation                                    96        99
                                                          ------    ------
                                                          $2,084    $1,766
                                                          ======    ======
    Deferred income taxes, net:
      Depreciation                                        $  392    $  304
                                                          ======    ======

        A provision has not been made for U.S. or additional foreign taxes on $8 million of undistributed earnings of foreign subsidiaries that could be subject to tax if remitted to the U.S. because the Company currently plans to keep these amounts permanently reinvested overseas. The Company believes that any additional U.S. tax liability due upon remittance of such earnings would be immaterial due to available U.S. foreign tax credits.

    4.  Short- and Long-term Obligations

        The Company's French subsidiary, Black Clawson - Europe, filed for protection under French bankruptcy statutes in August 1990. A formal plan of reorganization was accepted by a French court in May 1991, under which creditors accepting the plan of reorganization were to be paid 70% of the amount owed to them over a seven-year period commencing March 1, 1992 and ending March 1, 1998, and creditors rejecting the plan were to be paid the full amount owed to them over a seven-year period commencing March 1, 1993 and ending March 1, 1999. Amounts included in the accompanying balance sheet related to these obligations were current maturities of long-term obligations of $1,051,000 and $972,000 in 1997 and 1996, respectively, and long-term obligations of $3,445,000 and $4,773,000 in 1997 and 1996, respectively. In connection with the acquisition of the Company on May 22, 1997, all remaining liabilities under this plan of reorganization were paid to the Company's creditors, and Black Clawson - Europe emerged from bankruptcy.





                                       12PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


    4.  Short- and Long-term Obligations (continued)

        In December 1988, the Company borrowed 14 million French Francs from a syndication of banks. This debt had a maturity date of December 1996, and accrued interest at the Paris interbank offering rate plus 2%. The amount outstanding under this borrowing at March 31, 1996 was $357,000 and was included in current maturities of long-term obligations in the accompanying balance sheet. The Company repaid this obligation in fiscal 1997.
        A significant portion of the Company's accounts receivable and inventory was used to collateralize the debt of Black Clawson in both 1997 and 1996 based upon a formula established by Black Clawson's bank.

    5.  Related Party Transactions

        Black Clawson provides certain services to the Company, which include legal advice and services, risk management, personnel administration, tax advice and preparation of tax returns, and certain financial and other services. For these services, the Company was charged $3,757,000 and $3,415,000 in 1997 and 1996, respectively. For additional items such as employee benefit plans, insurance coverage, and other identifiable costs, Black Clawson charged the Company based upon costs attributable to the Company.
        The Company had revenues from SBCCS Constructors Joint Venture, a 25%-owned general partnership interest of Black Clawson, of $14,718,000 in 1996. The Company had no revenues from this joint venture in 1997.

    6.  Commitments

    Operating Leases
        The Company leases portions of its office and operating facilities under various noncancellable operating lease arrangements expiring at various dates through 2000. The accompanying statement of income includes expenses from operating leases of $1,422,000 and $1,593,000 in 1997 and 1996, respectively. The future minimum payments due under noncancellable operating leases as of March 31, 1997, are $960,000 in 1998; $214,000 in 1999; and $50,000 in 2000. Total future minimum lease payments are $1,224,000.





                                       13PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


    7.  Fair Value of Financial Instruments

        The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, current maturities of long-term obligations, accounts payable, long-term obligations, and forward exchange contracts. The carrying amount of these financial instruments, with the exception of current maturities of long-term obligations, long-term obligations, and forward exchange contracts, approximate fair value due to their short-term nature.
        The Company's current maturities of long-term obligations and long-term obligations are obligations of the Company's French subsidiary which was operating under a formal plan of reorganization under French bankruptcy statutes during 1997 and 1996 (Note 4). Since the Company was unable to borrow funds from a third party in an arms-length transaction, the fair value of these obligations is not estimable. On May 22, 1997, all long-term obligations were repaid by the Company.
        The Company enters into forward exchange contracts to hedge certain firm purchase and sale commitments denominated in currencies other than its subsidiaries' local currencies, principally U.S. dollars, British pounds sterling, and French francs. The purpose of the Company's foreign currency hedging activities is to protect the Company's local currency cash flows related to these commitments from fluctuations in foreign exchange rates. The amounts of such forward exchange contracts at year-end 1997 and 1996 were $215,000 and $1,120,000, respectively.
        The fair value of the Company's forward exchange contracts was a receivable of $195,000 and $1,113,000 in 1997 and 1996, respectively. The fair value of forward exchange contracts is the estimated amount that the Company would receive upon termination of the contract, taking into account the change in foreign exchange rates.






                                       14PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


    8.  Geographical Information

        The Company is engaged in one business segment: the design and manufacture of processing machinery for paper-recycling.

        The following table shows data for the Company by geographic area.

    (In thousands)                                            1997      1996
    ------------------------------------------------------------------------
    Revenues:
        United States                                     $ 61,213  $ 68,059
        United Kingdom                                      24,304    23,073
        France                                              18,685    15,555
        Other                                                  213         -
        Transfers among geographic areas (a)                (5,988)   (2,959)
                                                          --------  --------
                                                          $ 98,427  $103,728
                                                          ========  ========
    Income before provision for income taxes:
        United States                                     $    (24) $  3,360
        United Kingdom                                       2,490     1,097
        France                                                 655       434
        Other                                                 (906)   (1,174)
                                                          --------  --------
        Operating income                                     2,215     3,717
        Interest and other income (expense), net               166       (10)
                                                          --------  --------
                                                          $  2,381  $  3,707
                                                          ========  ========
    Identifiable assets:
        United States                                     $ 25,082  $ 24,900
        United Kingdom                                      13,467    10,935
        France                                               6,693    10,325
        Other                                                  431         -
                                                          --------  --------
                                                          $ 45,673  $ 46,160
                                                          ========  ========
    Export revenues included in United States
      revenues above (b)                                  $ 14,269  $  5,517
                                                          ========  ========

    (a) Transfers among geographic areas are accounted for at prices that are representative of transactions with unaffiliated parties.
    (b) In general, export sales are denominated in U.S. dollars.



                                       15PAGE

    Stock-preparation Business of Black Clawson Company and Subsidiaries Notes to Consolidated Financial Statements


    9.  Subsequent Event

        On May 22, 1997, Thermo Fibertek Inc. acquired the assets, subject to certain liabilities, of the Company for $107.8 million in cash, subject to a post-closing adjustment. The purchase price includes $3.9 million in cash held in escrow by a third party for the subsequent acquisition of the Company's French subsidiary. The Company has entered into a definitive agreement to acquire the French subsidiary and the parties to the agreement have taken all actions required to effect such acquisition except for certain procedural matters in France related to the transfer of the consideration for the business. Because these remaining matters are within the control of the Company, the financial statements filed with this Form 8-K/A include the French subsidiary. Such matters are expected to be completed in August 1997.




















                                       16PAGE

                                                                   FORM 8-K/A


    Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

            (b) Pro Forma Combined Condensed Financial Information

        The following unaudited pro forma combined condensed financial statements set forth the results of operations for the year ended December 28, 1996, and the three-month period ended March 29, 1997, as if the acquisition of the stock-preparation business (Stock-preparation Business) of Black Clawson Company and Subsidiaries (Black Clawson) by the Company had occurred at the beginning of 1996, and assuming there is no post-closing purchase price adjustment. The pro forma combined condensed statement of income for the year ended December 28, 1996, includes the results of operations of the Company for the year ended December 28, 1996, and of the Stock-preparation Business for the fiscal year ended March 31, 1997. The European operations of the Stock-preparation Business, which includes operations in the United Kingdom and France, have a fiscal year ending December 31, and results for this period are included in the consolidated results of operations of the Stock-preparation Business for fiscal years ending March 31. The pro forma combined condensed statement of income for the three-month period ended March 29, 1997, includes the results of operations of the Company for the three-month period ended March 29, 1997, and of the European and U.S. operations of the Stock-preparation Business for the three-month period ended March 31, 1997. The results of operations for the three-month period ended March 31, 1997 for the U.S. operations of the Stock-preparation Business are included in the pro forma combined condensed statements of income for both the twelve months ended December 28, 1996 and the three months ended March 29, 1997.

        The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of the Stock-preparation Business been consummated at the beginning of 1996. The consolidated financial statements filed under part (a) of this item should be read in conjunction with the pro forma combined condensed financial statements.
PAGE

                                                                    FORM 8-K/A
                              THERMO FIBERTEK INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          Year Ended December 28, 1996
                                   (Unaudited)

                                    Historical               Pro Forma
                             ----------------------   ----------------------
                                             Stock-
                                 Thermo preparation
                               Fibertek    Business  Adjustments    Combined
                             ---------- -----------  -----------   ---------
                                  (In thousands except per share amounts)

   Revenues                  $  192,209  $   98,427   $        -  $  290,636
                             ----------  ----------   ----------  ----------
   Costs and Operating
     Expenses:
       Cost of revenues         109,537      71,720          755     182,012
       Selling, general,
         and administrative
         expenses                47,093      22,383         (220)     69,256
       Research and
         development expenses     5,460       2,109            -       7,569
                             ----------  ----------   ----------  ----------
                                162,090      96,212          535     258,837
                             ----------  ----------   ----------  ----------

   Operating Income              30,119       2,215         (535)     31,799

   Interest and Other Income
     (Expense), Net               2,905         166       (6,196)     (3,125)
                             ----------  ----------   ----------  ----------
   Income Before Income Taxes
     and Minority Interest       33,024       2,381       (6,731)     28,674
   Provision for Income Taxes    12,684         863       (2,692)     10,855
   Minority Interest Expense        446           -            -         446
                             ----------  ----------   ----------  ----------
   Net Income                $   19,894  $    1,518   $   (4,039) $   17,373
                             ==========  ==========   ==========  ==========
   Earnings per Share:
     Primary                 $      .33                           $      .28
                             ==========                           ==========
     Fully diluted           $      .31                           $      .27
                             ==========                           ==========
   Weighted Average Shares:
     Primary                     61,040                               61,040
                             ==========                           ==========
     Fully diluted               64,343                               64,343
                             ==========                           ==========


   See notes to pro forma combined condensed statement of income.


                                        5PAGE

                                                                    FORM 8-K/A
                              THERMO FIBERTEK INC.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        Three Months Ended March 29, 1997
                                   (Unaudited)

                                    Historical               Pro Forma
                             ----------------------   ----------------------
                                             Stock-
                                 Thermo preparation
                               Fibertek    Business  Adjustments    Combined
                             ---------- -----------  -----------   ---------
                                  (In thousands except per share amounts)

   Revenues                  $   44,667  $   23,612   $        -  $   68,279
                             ----------  ----------   ----------  ----------
   Costs and Operating
     Expenses:
       Cost of revenues          25,536      17,129            -      42,665
       Selling, general,
         and administrative
         expenses                12,975       5,906         (104)     18,777
       Research and
         development expenses     1,276           -            -       1,276
                             ----------  ----------   ----------  ----------
                                 39,787      23,035         (104)     62,718
                             ----------  ----------   ----------  ----------

   Operating Income               4,880         577          104       5,561

   Interest and Other Income
     (Expense), Net               1,281         197       (1,557)        (79)
                             ----------  ----------   ----------   ---------
   Income Before Income Taxes
     and Minority Interest        6,161         774       (1,453)      5,482
   Provision for Income Taxes     2,317         280         (581)      2,016
   Minority Interest Expense        384           -            -         384
                             ----------  ----------   ----------  ----------
   Net Income                $    3,460  $      494   $     (872) $    3,082
                             ==========  ==========   ==========  ==========
   Earnings per Share:
     Primary                 $      .06                           $      .05
                             ==========                           ==========
     Fully diluted           $      .06                           $      .05
                             ==========                           ==========
   Weighted Average Shares:
     Primary                     61,140                               61,140
                             ==========                           ==========
     Fully diluted               64,189                               64,189
                             ==========                           ==========

   See notes to pro forma combined condensed statement of income.
                                         6PAGE

                                                                    FORM 8-K/A

                              THERMO FIBERTEK INC.

            NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                                   (Unaudited)

   Note 1 - Basis of Presentation

       The allocation of the purchase price is based on an estimate of the fair market value of the net assets acquired and is subject to adjustment. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text)

                                              Year Ended       Three Months
                                             December 28,          Ended
                                                 1996         March 29, 1997
                                             ------------     --------------
                                                     Debit (Credit)
   Cost of Revenues
   Increase in the finished goods inventory
     of the Stock-preparation Business to
     the estimated selling price, less the
     sum of the costs of disposal and a
     reasonable profit allowance for the
     Company's selling efforts                  $   755           $     -
                                                -------           -------
   Selling, General, and
     Administrative Expenses
   Elimination of service fee charged
     to the Stock-preparation Business
     by Black Clawson                            (3,757)             (978)

   Service fee of 1.0% of the revenues
     of the Stock-preparation Business for
     the fiscal year ended March 31, 1997,
     and the three-month period ended
     March 31, 1997, for services that
     would have been provided under a
     services agreement between the Company
     and Thermo Electron                            984               236

   Amortization over 40 years of $90,108,000
     of cost in excess of net assets of
     acquired companies created by the
     acquisition of the Stock-preparation
     Business                                     2,253               563

   Amortization over 10 years of a $3,000,000
     non-compete agreement entered into in
     connection with the acquisition of the
     Stock-preparation Business                     300                75
                                                -------           -------
                                                   (220)             (104)
                                                -------           -------
                                        7PAGE

                                                                    FORM 8-K/A
                              THERMO FIBERTEK INC.

      NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (continued)
                                   (Unaudited)




   Note 2 - Pro Forma Adjustments to Pro Forma Combined Condensed
            Statement of Income (In thousands, except in text) (continued)

                                              Year Ended       Three Months
                                             December 28,          Ended
                                                 1996         March 29, 1997
                                             ------------     --------------
                                                     Debit (Credit)

   Interest Expense
   Increase in interest expense as a result
     of the issuance of a promissory note to
     Thermo Electron to finance the
     $107,750,000 purchase price for the
     acquisition of the Stock-preparation
     Business, calculated using the 90-day
     Commercial Paper Composite Rate plus
     25 basis points, or 5.75% for the year
     ended December 28, 1996, and 5.78% for
     the three-month period ended
     March 29, 1997                             $ 6,196           $ 1,557
                                                -------           -------

   Provision for Income Taxes
   Income tax benefit associated with the
     adjustments above                           (2,692)             (581)
                                                -------           -------









                                        8PAGE

                                                                    FORM 8-K/A
                              THERMO FIBERTEK INC.

      NOTES TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME (continued)
                                   (Unaudited)




   Item 7. Financial Statements, Pro Forma Combined Condensed Financial Information and Exhibits

           (c) Exhibits

               23  Consent of Arthur Andersen LLP





























                                        9PAGE

                                                                   FORM 8-K/A


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 5th day of August 1997.

                                            THERMO FIBERTEK INC.



                                            Paul F. Kelleher
                                            --------------------
                                            Paul F. Kelleher
                                            Chief Accounting Officer












                                    10